UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2005
_______________________
CYGNUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18962 (Commission File Number)	94-2978092 (IRS Employer Identification No.)

88 Kearny Street, 4th Floor, San Francisco, California (Address of Principal Executive Offices)	94108 (Zip Code)
Registrant’s Telephone Number, including area code: (415) 392-6220
N/A
(Former name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 21, 2005, Cygnus, Inc. (“Cygnus”) filed its Certificate of Dissolution with the Secretary of State of Delaware pursuant to the Plan of Complete Liquidation and Dissolution adopted by its Board of Directors on December 16, 2004 and approved by its stockholders on March 23, 2005. As of the close of business on November 21, 2005, Cygnus closed its stock transfer books and no further stock transfers will be recognized. Trading of Cygnus’ common stock on the OTC Bulletin Board has also ceased.
     There were 41,759,251 shares of Cygnus common stock outstanding as of the close of business on November 21, 2005.
     Cygnus anticipates making its first liquidating distribution on or about December 15, 2005 to stockholders of record as of November 21, 2005, upon the surrender of stock certificates, absent any unforeseen circumstances. On or about December 15, 2005, Cygnus expects to initiate a mailing to stockholders explaining the procedures for surrendering their stock certificates in order to receive payment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: November 21, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Chief Legal Officer and Corporate Secretary